Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                              Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                              TRADED: AMEX  RIV
                             www.RivieraHotel.com








FOR FURTHER INFORMATION:

AT THE COMPANY:                                INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO                 Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                           (208) 241-3704 Voice
(702) 794-9442 Fax                             (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                  Email:   etruax@aol.com

FOR IMMEDIATE RELEASE:

             RIVIERA TO PRESENT AT G2E CONFERENCE ON SEPTEMBER 16

     LAS VEGAS, NV - September 15, 2003 -- Riviera Holdings  Corporation  (AMEX:
RIV) announced that management will present at the G2E Global Gaming Investment Forum in conjunction with the American Gaming Association's Global Gaming Expo, tomorrow, September 16, 2003 in Las Vegas, Nevada. A copy of the presentation will be available on the Company's website at www.RivieraHotel.com

About Riviera Holdings:

     Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera is traded on the American Stock Exchange under the symbol RIV.

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